Certification

         I, Bradley M. Rust, Principal Financial Officer of German American Bancorp, certify that the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of German American Bancorp.

/s/ Bradley M. Rust Bradley M. Rust Principal Financial Officer May 13, 2003 Date

Exhibit 99.2